Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-238162 and 333-237774) and Form S-8 (Nos. 333-206803, 333-258624, 333-229429 and 333-221019) of Medigus Ltd. of our report dated May 3, 2023, relating to the financial statements, which appears in this Form 20-F.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

May 3, 2023